News Release

Media:	Investor Relations:
Lauren Odell	Randy Scherago
Brunswick Group	(703) 480 6325
(212) 333 3810	scherago.randy@geoeye.com

GeoEye Disappointed by DigitalGlobe, Inc.’s Rejection Of the Proposed Acquisition

GeoEye’s proposal provides excellent value to U.S. Government, shareholders and domestic and international customers.

Herndon, VA. May 7, 2012—GeoEye (NASDAQ: GEOY) released the following statement in response to the announcement by DigitalGlobe, Inc. (NYSE: DGI) that its Board of Directors has rejected GeoEye’s acquisition proposal. On May 4, 2012, GeoEye announced a proposal to acquire DigitalGlobe for $17.00 per share in total consideration, payable $8.50 per share in cash and $8.50 in GeoEye stock, or 0.3537 shares of GeoEye stock for each share of DigitalGlobe stock, representing a premium of 26% to DigitalGlobe’s closing price as of May 3, 2012.

“We are disappointed that DigitalGlobe’s Board of Directors has rejected our highly attractive proposed acquisition,” said Matt O’Connell, CEO of GeoEye. O’Connell continued, “We believe, and DigitalGlobe appears to agree, that combining these two companies makes clear strategic sense. A combined company would generate substantial synergies while better satisfying the needs of all customers, domestic and international. The combined company would be able to deliver significantly greater certainty in the continuity and quality of its future satellite constellation. We view this proposal as being proactive to continue to deliver the high level of service to our government and commercial clients in the most cost effective manner.”

GeoEye will consider its options in light of DigitalGlobe’s rejection. We have engaged Goldman, Sachs & Company, Convergence Advisors LLC and Latham & Watkins LLP to advise us in this transaction.

About GeoEye

GeoEye is a leading source of geospatial information and insight for decision makers and analysts, who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye’s imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye’s ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in

News Release

the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 700 employees worldwide. Learn more at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011, which we filed with the Securities and Exchange Commission (“SEC”) on March 13, 2012. Copies of all SEC filings may be obtained from the SEC’s EDGAR Web site, http://www.sec.gov/ or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

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